SUB ITEM 77I: Terms of New or Amended Securities

A copy of the Registrant’s Amended and Restated Multiple Class Plan pursuant to Rule 18f-3 is incorporated by reference as filed as Exhibit (n) via EDGAR on April 28, 2017 in Post-Effective Amendment No. 125 to the Registrant’s registration statement on Form N 1A under the 1933 Act and Amendment No. 125 to the Registrant’s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-17-147168).